SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 1, 2021

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3075 LOYALTY CIRCLE
COLUMBUS, OH 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 7.01 Regulation FD Disclosure.

On September 1, 2021, Alliance Data Systems Corporation (“Alliance Data”) participated in the preparation and filing of a registration statement on Form 10 with the Securities and Exchange Commission by Loyalty Ventures Inc. (“Spinco”) in connection with Alliance Data’s previously announced proposed separation of its LoyaltyOne reporting segment into an independent, public company.

The proposed spinoff is subject to customary conditions, including final approval by Alliance Data’s Board of Directors, receipt of a favorable tax ruling from the Internal Revenue Service, the effectiveness of Spinco’s Form 10 registration statement with the Securities and Exchange Commission, approval for listing of Spinco’s common stock on a national securities exchange and completion of any necessary financings. No assurance can be given regarding the final form that a spinoff transaction may take or the specific terms or timing thereof, or that a spinoff will in fact occur.

The information contained in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: September 1, 2021	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary